Exhibit 1.1

Li Auto Inc.

American Depositary Shares
Representing Class A Ordinary Shares

having an aggregate offering price of up to US$2,000,000,000
(par value US$0.0001 per share)

Equity Distribution Agreement

June 28, 2022

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queens Road,

Central, Hong Kong

UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

U.S.A

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

U.S.A.

China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street,

Central, Hong Kong

Ladies and Gentlemen:

Li Auto Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell from time to time through Goldman Sachs (Asia) L.L.C., UBS Securities LLC, Barclays Capital Inc. and China International Capital Corporation Hong Kong Securities Limited (the “Managers” and each a “Manager”), as sales agents, American Depositary Shares, each representing two Class A ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), of the Company (the “ADSs”), having an aggregate offering price of up to US$2,000,000,000 on the terms set forth herein.

The Company hereby appoints the Managers as sales agents, severally and not jointly, of the Company for the purposes of making offers and sales of the ADSs on the terms set forth in Section 2 of this Agreement.

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about July 29, 2020, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary evidencing the American Depositary Shares. The ADSs will represent the right to receive the Ordinary Shares deposited pursuant to the Deposit Agreement.

For purposes of this Agreement:

“Applicable Time” means, with respect to any offer and sale of ADSs, the time of sale of such ADS pursuant to this Agreement (including pursuant to any applicable Transaction Notice).

“Bring-Down Date” means (i) each date that the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (as defined below) shall be amended or supplemented (excluding (A) a prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 3(n) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the ADSs or (C) any report under the Exchange Act filed with or furnished to the Commission except the reports referred to in (ii) and (iii) below), (ii) each date on which the Company shall file an Annual Report on Form 20-F, (iii) each date on which the Company shall file with or furnish to the Commission a report on Form 6-K including a quarterly or annual earnings release or containing financial statements where such report on Form 6-K indicates that it is incorporated by reference into the Registration Statement and the Disclosure Package (as defined below), (iv) any time of recommencement after a suspension as described in Section 2(g) or (v) any other time as the Managers so reasonably requests and gives the Company reasonable advance notice.

“Representation Date” means (i) the date of this Agreement, (ii) each Time of Acceptance (as defined below), (iii) each Applicable Time, and (iv) each Bring-Down Date.

“Disclosure Package” means the Prospectus, as supplemented by any issuer free writing prospectus(es) as defined in Rule 433(h) under the Securities Act issued at or prior to each Applicable Time and with respect to the ADSs offered hereunder, taken together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Ordinary Shares;

“Permitted Free Writing Prospectus” means any Issuer Free Writing Prospectus consented to by the Managers.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act;

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act;

Any reference herein to the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Registration Statement, Base Prospectus or the Prospectus shall be deemed to refer to and include documents subsequently filed or furnished by the Company under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are deemed to be incorporated by reference therein (which in the case of any report on Form 6-K shall expressly indicate it is being incorporated by reference); any reference to any amendment or supplement to the Base Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, and any prospectus supplement relating to the Ordinary Shares filed with the Commission pursuant to Rule 424(b) under the Act, in each case after the date of the Base Prospectus or the Prospectus, as the case may be.

1.	(a)	The Company represents and warrants to, and agrees with, each of the Managers that:

	(i)	An “automatic shelf registration statement” as defined under Rule 405 of the U.S. Securities Act of 1933, as amended (the “Act”) on Form F-3 (File No. 333-258378) in respect of the Ordinary Shares has been filed with the U.S. Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the Commission. Such registration statement, at the time it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including the exhibits and any schedules thereto, the documents incorporated or deemed to be incorporated by reference therein and the documents otherwise deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Act, is referred to herein as the “Registration Statement”; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Ordinary Shares represented by the ADSs in the form first used to confirm sales of the ADSs (or in the form first made available to the Managers by the Company to meet requests of purchasers pursuant to Rule 173 under the Act) is hereinafter called the “Prospectus”; a registration statement on Form F-6 (File No. 333-240079) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act, a registration statement on Form 8-A (File No. 001-39407) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs. Other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(ii)	(A) No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) hereof);

(iii)	The Disclosure Package, as of the Applicable Time, on each Settlement Date and as of its date, does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained or incorporated by reference in the Registration Statement or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Disclosure Package, as of the Applicable Time, on each Settlement Date and as of its date, does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) hereof);

(iv)	The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, as of the date of this Agreement and as of each Applicable Time and Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) hereof); the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)	The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) hereof);

(vi)	The Company’s subsidiaries, its consolidated variable interest entities (the “VIEs”) and their respective subsidiaries listed in Schedule I hereto shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Neither the Company nor any of the Controlled Entities has, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Controlled Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Controlled Entities taken as a whole, in each case otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been (x) any material adverse change in the issued shares (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of the Controlled Entities or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Controlled Entities, taken as a whole, except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in this Agreement;

(vii)	The Company and the Controlled Entities have good and marketable title (or, in the case of a real property located in the PRC, valid land use rights and real property ownership certificates with respect to such real property) to the real property and personal property owned by them which are in each case material to the business of the Company and the Controlled Entities taken as a whole, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Controlled Entities; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and the Controlled Entities;

(viii)	Each of the Company and each of the Controlled Entities has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each Controlled Entity has been listed in the Registration Statement. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in in full force and effect;

(ix)	The Company has an authorized share capital as set forth in the Registration Statement, the Disclosure Package and the Prospectus and all of the issued shares of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Disclosure Package and the Prospectus; and all of the issued shares of each Controlled Entity of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly, indirectly or beneficially by the Company, free and clear of all liens, encumbrances, equities or claims, except as pursuant to VIE Agreements;

(x)	The Ordinary Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and registered in the Company’s register of members, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Disclosure Package and the Prospectus; and the issuance of the Ordinary Shares is not in violation of any preemptive or similar rights;

(xi)	The Deposit Agreement has been duly authorized, executed and delivered, and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(xii)	Neither the Company nor any of its Controlled Entities has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the ADSs;

(xiii)	There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or the Managers for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xiv)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xv)	The issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of the Controlled Entities, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Controlled Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Ordinary Shares to be sold by the Company, the deposit of the Ordinary Shares with the Depositary, the issue and sale of the ADSs, the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except for the registration of the Ordinary Shares and the ADSs under the Act, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Nasdaq Global Select Market and The Stock Exchange of Hong Kong Limited (the “HK Exchange”) or under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Managers or the approval of the Financial Industry Regulatory Authority (“FINRA”) of the arrangements in connection with the distribution of the ADSs by the Managers;

(xvi)	There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission;

(xvii)	Except for any net income, capital gains or franchise taxes imposed on the Managers by the People’s Republic of China (the “PRC”), Hong Kong, and the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from this Agreement or the transactions contemplated by this Agreement and the Deposit Agreement) between the Managers and the jurisdiction imposing such tax, no stamp or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Managers to the PRC, Hong Kong, the Cayman Islands or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Ordinary Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs to the Managers and through the Managers as part of the offer and sale of the ADSs as contemplated hereunder; and (D) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands;

(xviii)	VIE Agreements and Corporate Structure.

(A) The description of the corporate structure of the Company and the agreements as set forth in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus by and among the Company’s subsidiaries, the VIEs, and the shareholders of such VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”), is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading, and there is no other material agreement relating to the corporate structure or the operation of the Company and the Controlled Entities taken as a whole, which has not been previously disclosed or made available to the Managers and disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(B) Each party to any VIE Agreement has the legal right, power and authority (corporate and other, as the case may be) to enter into and perform its obligations under such agreements and has taken all necessary corporate action to authorize the execution, delivery and performance of, and has authorized, executed and delivered each such agreement. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, each VIE Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto, except for those that have been obtained and the governmental authorizations for the equity transfer upon exercise of the exclusive purchase option under the VIE Agreement; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable laws and regulations of the PRC except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and neither the corporate structure nor the VIE Agreements violates, breaches, contravenes or otherwise conflicts with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and the VIEs or the shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction;

(C) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or, constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (i) the constitutional or organizational documents of the Company or any of the Controlled Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, except, in the case of the foregoing clause (iii), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(D) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs through its rights to authorize the shareholders of the VIEs to exercise their respective voting rights;

(xix)	Neither the Company nor any of the Controlled Entities is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xx)	The statements set forth (i) in the Registration Statement, the Disclosure Package and the Prospectus in the sections entitled “Prospectus Supplement Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of the Securities Offered Under This Prospectus Supplement,” “Description of Share Capital,” “Description of American Depositary Shares,” “Taxation” and “Plan of Distribution,” and (ii) in the Annual Report incorporated by reference into the Disclosure Package or the Prospectus under the headings “Item 3. Key Information,” “Item 4. Information of the Company,” “Item 5. Operating and Financial Review and Prospects,” “Item 6. Directors, Senior Management and Employees,” “Item 7. Major Shareholders and Related Party Transactions” and “Item 10.E. Taxation,” in insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(xxi)	(A) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Controlled Entities possess, and are in compliance with the terms of, all approvals, licenses, consents, authorizations, permits, permissions, clearances, certificates, orders, sanctions, concessions, qualifications, registrations, declarations and/or filings (the “Approvals and Filings”) necessary or material to the conduct of their business now conducted in all material respects; (B) the Company and the Controlled Entities have not received any notice of proceedings relating to the revocation or modification of any Approvals and Filings that, if determined adversely to the Company or any Controlled Entity, would, individually or in the aggregate, have a Material Adverse Effect; and (C) all of the Approvals and Filings are valid and in full force and effect, except, in the case of clauses (A) and (C) for such failure to possess, noncompliance, invalidity of such Approvals and Filings or the failure of such Approvals and Filings to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect;

(xxii)	The Company and the Controlled Entities own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their business now conducted, except for such as would not, individually or in aggregate, have a Material Adverse Effect, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statements, the Disclosure Package and the Prospectus and except that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Controlled Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company or any Controlled Entity in violation of the rights of any persons, except in each case covered by clauses (i) through (vi) such as would not, if determined adversely to the Company or any Controlled Entity, would, individually or in the aggregate, have a Material Adverse Effect;

(xxiii)	Except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and the Controlled Entities that were incorporated outside of the PRC has taken, or is in the process of taking, reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders, that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing of the Company by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder and option holder that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xxiv)	The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the ADSs on the Nasdaq Global Select Market and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at each Settlement Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(xxv)	The Company and its Controlled Entities are in compliance with any and all applicable national, provincial, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect;

(xxvi)	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xxvii)	The Company and the Controlled Entities carry, or are covered by, insurance for the conduct of their respective businesses and the value of their respective properties, if applicable, in such amounts and covering such risks as is adequate and as is customary for companies engaged in similar businesses; and neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business;

(xxviii)	Each of the Company and the Controlled Entities has timely filed all required tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect). Such returns, reports or filings are not the subject of any disputes with revenue or other authorities other than disputes which, if determined adversely to the Company or any Controlled Entity, would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and the Controlled Entities has timely paid all taxes (including any assessments, fines or penalties) required to be paid by it, (ii) no tax deficiency has been asserted against the Company or any of the Controlled Entities, and (iii) none of the Company or any Controlled Entity has any knowledge of any tax deficiency which might be assessed against it;

(xxix)	No labor dispute with the employees of the Company or any Controlled Entity exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect;

(xxx)	Neither the Company nor any of the Controlled Entities has sent or received any written communication regarding termination of, or intent not to renew, any of the contracts or agreements specifically referred to, described in or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, or specifically referred to, described in or incorporated by reference in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any of the Controlled Entities or, to the Company’s knowledge, any other party to any such contract or agreement.

(xxxi)	Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of the Controlled Entities (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xxxii)	Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares thereof may be paid by the Company to the Depositary and then passed on by the Depositary to the holders of the ADSs in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xxxiii)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of the Controlled Entities is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its share capital, from making or repaying any loans or advances to the Company or any other Controlled Entities or from transferring any of its property or assets to the Company or any other Controlled Entity. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital of the Controlled Entities that are organized in the PRC may under the current laws and regulations of the PRC be converted into foreign currency and freely transferred out of the PRC and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC;

(xxxiv)	The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the Disclosure Package and the Prospectus, will not (i) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Controlled Entity, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entity or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Controlled Entity;

(xxxv)	The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xxxvi)	The Company was not a passive foreign investment company (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and does not expect to be a PFIC for the current taxable year or in the foreseeable future;

(xxxvii)	At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Act) eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement;

(xxxviii)	PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements of the Company and the Controlled Entities, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxxix)	The Company, the Controlled Entities and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act and the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”), (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xl)	Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xli)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and the Listing Rules; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Controlled Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(xlii)	Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xliii)	None of the Company or any of the Controlled Entities nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Controlled Entities has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xliv)	The operations of the Company and the Controlled Entities are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and the Controlled Entities conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Money Laundering Laws is pending or threatened;

(xlv)	None of the Company or any of the Controlled Entities nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Controlled Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of the Controlled Entities located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the territory of the Donetsk or Luhansk Regions, Cuba, Iran, North Korea and Syria, and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; the Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xlvi)	The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and the Controlled Entities at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and the Controlled Entities for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Disclosure Package or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(xlvii)	The statements set forth in the section entitled “Item 5. Operating and Financial Review and Prospects” in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 19, 2022 (File No. 001-39407) (the “2021 Form 20-F”), as updated by the Registration Statement, the Disclosure Package, the Prospectus, and the statements set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement, the Disclosure Package and the Prospectus, accurately and fairly describes (A) accounting policies which the Company believes are the most important to the portrayal of the financial condition and results of operations of the Company and the Controlled Entities on a consolidated basis (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors and senior management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies;

(xlviii)	The section entitled “Item 5. Operating and Financial Review and Prospects” in the 2021 Form 20-F, as updated by the Registration Statement, the Disclosure Package and the Prospectus, and the statements set forth in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Registration Statement, the Disclosure Package and the Prospectus accurately and fully describes (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all material off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and the Controlled Entities on a consolidated basis. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment obtained by the Company or the Controlled Entities as described in the Registration Statement, the Disclosure Package and the Prospectus are valid, binding and enforceable;

(xlix)	Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(l)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(li)	The Company is a “foreign private issuer” as defined in Rule 405 of the Act;

(lii)	The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect to by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 16 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.6 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 16 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof and Section 7.6 of the Deposit Agreement;

(liii)	The Company, any of the Controlled Entities or any of its respective properties, assets or revenues does not have any right of immunity under Cayman Islands, PRC, Hong Kong or New York laws, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, Hong Kong, New York or United States federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 16 hereof;

(liv)	The Company has been listed on Nasdaq Global Select Market and HK Exchange and has not received any notice of delisting;

(lv)	As of the date of this Agreement, (i) neither the Company nor any of the Controlled Entities is subject to any material investigation, inquiry, or sanction relating to cybersecurity or data privacy or any cybersecurity review from the Cyberspace Administration of China (the “CAC”); (ii) neither the Company nor any of the Controlled Entities has been notified by any PRC governmental authorities of being classified as a critical information infrastructure operator under the Cybersecurity Review Measures; and (iii) neither the Company nor any of the Controlled Entities has received any objection to this offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant PRC governmental authorities;

(Ivi)	The approval of the Listing Committee of HK Exchange for the listing of, and permission to deal in, the Class A Ordinary Shares to be issued underlying the ADSs to be sold by the Managers shall have been granted (other than subject to customary conditions) on or before the Settlement Date (as defined in Section 2(j) hereof), and such approval has not been subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld before each Settlement Date;

(Ivii)	All information disclosed or made available (or which is required to have been disclosed or made available) in the Hong Kong listing document (the “HK Listing Document”) and announcements to be published on the HK Exchange in connection with the listing of the Class A Ordinary Shares underlying the ADSs to be sold pursuant to this Agreement (collectively, the “HK Disclosure Documents”) by or on behalf of the Company was so disclosed or made available in full and in good faith and was when given and remains complete, true and accurate in all material respects and not misleading in any material respects, and there is no other information which has not been provided the result of which would make the information so received misleading in any material respects. Except as waived or exempted by the HK Exchange, the HK Disclosure Documents contain all information which is required to be disclosed to comply with the applicable Listing Rules, and all other laws so far as applicable to the listing of the Class A Ordinary Shares underlying the ADSs to be sold pursuant to this Agreement on the HK Exchange; and

(Iviii)	Except as otherwise waived or exempted by the HK Exchange as disclosed in the HK Disclosure Documents, the Company is in full compliance with the requirements under Listing Rules in connection with this offering, including the filing, publication or issuance of any documents, announcements, circulars, notices, and returns, and the Company complies with all conditions of the waivers and exemptions granted by the HK Exchange or other regulatory authorities as disclosed in the HK Listing Document from the strict compliance with the Listing Rules.

2.       Agreements to Sell and Purchase. The Company and each of the Managers hereby agree, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, that the Company may from time to time seek to sell ADSs through such Manager (or its designated broker-dealers), acting as a sales agent, as follows:

(a)             The Company may submit to the Manager its orders (including any price, time or size limits or other customary parameters and conditions) to sell ADS on any Trading Day(s) (as defined below), a form of which order is attached as Exhibit A hereto (a “Transaction Notice”). The Transaction Notice shall originate from authorized persons of the Company: Tie Li, Yang Wang, Jingyan Zhang, Xiaojun Lei or Yizhou Bu and may be sent in an email to the Manager. If the Manager wishes to accept such proposed terms in the Transaction Notice, or, following discussion with the Company, wishes to accept amended terms, the Manager will issue to the Company a notice by email (or other method mutually agreed in writing by the Company and the Manager) setting forth the terms that the Manager is willing to accept. The terms in the Transaction Notice will not be binding until the Company or Manager delivers to the other party an acceptance by email (or other method mutually agreed in writing by the Company and Manager) of all the terms of such Transaction Notice by the means set forth under Section 11 hereof or by sending an email confirming acceptance of such Transaction Notice to the email addresses of the relevant Manager as set forth in Section 11 hereof, as amended (the “Time of Acceptance”), and such terms may be amended intraday by agreement between the Company and Manager (as subsequently confirmed in writing, which may be by email).

As used herein, “Trading Day” shall mean any trading day on the Nasdaq Global Select Market.

(b)            The Company hereby covenants and agrees that the Manager can rely on the email deliveries or confirmation(s) given to the respective Manager by the authorized persons of Company named in Section 1(a) above, to confirm the Company’s delivery or acceptance of any Transaction Notice, without any further liability or obligation on the part of the Manager.

(c)            Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell ADSs with respect to which the Manager has agreed to act as sales agent under the applicable Transaction Notice. The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the ADSs, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell ADSs for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, (C) each Manager will not be responsible for the liability or obligation incurred by the other Manager, including as a result of such other Manager’s failure to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs, and (D) the Manager shall be under no obligation to purchase ADSs on a principal basis pursuant to this Agreement.

(d)            Unless otherwise agreed to between the Manager and the Company, the Company shall not authorize the issuance and sale of, and the Manager shall not sell as sales agent, any ADS at a price lower than the Floor Price (as defined in the Transaction Notice) therefor designated from time to time by the Company pursuant to the applicable Transaction Notice. In addition, the Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the ADSs with respect to which the Manager is acting as sales agent; provided, however that (i) such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the ADSs sold hereunder prior to the giving of such notice and (ii) any obligation under Sections 3(r) shall be waived during the period of any such suspension, other than during any period in which a Prospectus relating to the offering under this Agreement is required to be delivered by the Managers under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule).

(e)            If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the ADSs, it shall promptly notify the other parties and sales of ADSs under this Agreement, any Transaction Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            The total compensation to the Managers for sales of the ADSs with respect to which the Managers act as sales agents hereunder shall be up to 1.3% of the gross offering proceeds for the ADSs sold pursuant to this Agreement (the “Selling Commission”), subject to applicable agreements between the Managers and the Company with respect to allocation of such Selling Commission.

(g)            Settlement for sales of the ADSs pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the ADSs sold through or to the Manager (or its designated broker-dealers) for settlement on such date shall be issued and delivered by the Company to the Manager (or its designated broker-dealers) against payment of the proceeds from the sale of such ADSs after deducting the Selling Commission, any taxes required to be withheld by the Manager and any applicable transaction fee under Section 31 of the Exchange Act. Settlement for all such ADSs shall be effected by free delivery of the ADSs by the Company or its transfer agent to the Manager’s or its designee’s account (provided the Manager shall have given the Company notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the ADSs on any Settlement Date, the Company shall (A) hold the Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (B) pay the Manager any commission, discount or other compensation to which the Manager would otherwise be entitled absent such default.

(h)            If acting as sales agent hereunder, the Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Nasdaq Global Select Market each day in which the ADSs are sold under this Agreement and the applicable Transaction Notice setting forth (A) the amount of ADSs sold on such day and the gross offering proceeds received from such sale and (B) the commission payable by the Company to the Manager with respect to such sales.

(i)            The Manager hereby covenants and agrees not to make any sales of the ADSs on behalf of the Company pursuant to Section 1(a), other than (A) by means of ordinary brokers’ transactions that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the ADSs on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager under the applicable Transaction Notice.

(j)             On each Settlement Date and each Representation Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement. Any obligation of the Manager to use its reasonable efforts to sell the ADSs on behalf of the Company as sales agent under any Transaction Notice shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 3 of this Agreement.

(k)            Each sale of the ADSs to the Manager shall be made in accordance with the terms of this Agreement.

(l)             Subject to the limitations set forth herein (including, but not limited to the following sentence) and as may be mutually agreed upon by the Company and the Manager, sales pursuant to this Agreement and any Transaction Notice may not be requested by the Company and need not be made by the Manager (i) during the period that begins two weeks prior to until two days after the filing of a quarterly or annual earnings release; or (ii) at any time when the Company is in possession of any material non-public information. Notwithstanding the foregoing, without the prior written consent of each of the Company and the relevant Manager, no sales of ADSs shall take place, and the Company shall not request the sale of any ADSs that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is or could be deemed to be, in possession of material non-public information, which may include the information customarily included in the Company’s public announcement of its quarterly or annual results of operations.

3.        (A) The Company agrees with each of the Managers:

(a)       To prepare the Prospectus in a form approved by the Managers and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Settlement Date which shall be disapproved by the Managers promptly after reasonable notice thereof; to advise the Managers, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Managers with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Managers, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as the Managers may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Managers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)       From time to time, to furnish the Managers with written and electronic copies of the Prospectus in New York City in such quantities as the Managers may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Managers and upon the request of the Managers to prepare and furnish without charge to each Managers and to any dealer in securities as many written and electronic copies as the Managers may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Manager is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the request of a Manager but at the expense of such Manager, to prepare and deliver to such Manager as many written and electronic copies as the Managers may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)      To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and the Controlled Entities (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)       To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated Controlled Entities certified by independent public accountants);

(f)        During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Managers copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Managers as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the Company as the Managers may from time to time reasonably request; provided that it is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Company or the Commission;

(g)       To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Disclosure Package, the Prospectus and the HK Disclosure Document in the section entitled “Use of Proceeds” and in compliance with any applicable laws, rules and regulations of any governmental body, agency or court having jurisdiction over the Company or its Controlled Entities and to file such reports with the Commission with respect to the sale of the ADSs and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(h)       Not to (and to cause its Controlled Entities not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(i)        If the Company elects to rely upon Rule 462(b), the Company shall file the Rule 462(b) Registration Statement with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., Washington, D.C. time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is finalized and distributed to any Manager, or will make such filing at such later date as shall have been consented to by the Managers.

(j)        To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k)        Upon reasonable request of any Manager, to furnish, or cause to be furnished, to such Manager an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Manager for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred and shall terminate upon completion of this offering;

(l)        If immediately prior to the Renewal Deadline (as hereinafter defined), any of the ADSs remain unsold by the Managers, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the ADSs, in a form satisfactory to the Managers. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the ADSs, in a form satisfactory to the Managers, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the ADSs to continue as contemplated in the expired registration statement relating to the ADSs. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective date of the Registration Statement; and

(m)       To indemnify and hold harmless the Managers against any stamp, transaction, issuance, capital, value-added, documentary, transfer tax or other similar taxes (except for any net income, capital gains or franchise taxes on the Managers’ fees as a result of any present or former connection with the jurisdiction imposing the tax (other than a connection arising solely as a result of this Agreement and/or any transaction contemplated by this Agreement), including any interest or penalties thereon, on the creation, issue, sale and delivery of the ADSs to and by the Managers and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Managers by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from this Agreement and/or any transaction contemplated by this Agreement) between the Managers and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(n)        The Company will, to the extent required by applicable law and/or interpretations of the Commission, promptly after each date on which the Company shall file an Annual Report on Form 20-F or file or furnish to the Commission a report on Form 6-K that includes an earnings release or contains financial statements incorporated by reference in the Registration Statement and the Disclosure Package in respect of any quarter in which sales of ADSs were made through the Managers under this Agreement or Transaction Notice, file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth, with regard to such period, the number of ADSs sold through the Managers under this Agreement or Transaction Notice, the gross proceeds received by the Company, and the Company will deliver such number of copies of each such prospectus supplement to the Nasdaq Global Select Market as required by such exchange (which may be satisfied by filing with EDGAR if permitted by the rules of the Nasdaq Global Select Market).

(o)        To not, at any time at or after the execution of this Agreement, offer or sell any ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the ADSs, in each case other than the Disclosure Package, the Prospectus or Permitted Free Writing Prospectus.

(p)        To consent to each of the Managers trading in the Ordinary Shares for the Manager’s own account and for the account of its clients at the same time as sales of ADSs occur pursuant to this Agreement; provided that the Company is not responsible for the compliance by the Managers with applicable laws and regulations (including Regulation M) that apply to any such Manager with respect to any such trading. For the avoidance of doubt, the representations, warranties and covenants of the Company in this Agreement are made solely with respect to the offering of the ADSs hereunder and do not apply to such trading.

(q)        If to the knowledge of the Company, any condition set forth in Section 6 of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase ADSs from the Company as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such ADSs.

(r)         In connection with the execution and delivery of this Agreement, upon commencement of the offering of the ADSs under this Agreement, on each Bring-Down Date and at such other times as may be reasonably requested by the Managers, on reasonable notice, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the independent accountants of the Company, and to make available documents of the Company to the Managers and their counsel for inspection and take such other actions as the Managers may reasonably request in order for the Managers to conduct their due diligence investigation.

(s)         To ensure that prior to instructing the Managers to sell ADSs, the Company shall have obtained all necessary corporate authority for the offer and sale of such ADSs.

(t)         Each acceptance by the Company of a Transaction Notice shall be deemed to be (1) an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the time of such acceptance and (2) an undertaking that such representations and warranties will be true and correct as of the Applicable Time and Settlement Date, as the case may be, as though made at and as of such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any free writing prospectus as amended and supplemented relating to such ADSs).

(u)        To prepare the HK Disclosure Document in a form approved by the Managers and the HK Exchange and publish on the HKEXnews website the HK Listing Document not later than the Settlement Date and other announcements in connection with the listing of the Class A Ordinary Shares underlying the ADSs to be sold pursuant to this Agreement in accordance with the Listing Rules and other applicable laws and regulations, so long as the transactions contemplated and set forth in Section 2 is not terminated.

(v)        To make necessary filings, publications or issuances of any documents, announcements, circulars, notices, and returns, in compliance with the Listing Rules (unless waived or exempted by the HK Exchange as disclosed in the HK Listing Document) and to comply with all conditions of the waivers and exemptions granted by the HK Exchange or other regulatory authorities as disclosed in the HK Listing Document from the strict compliance with the Listing Rules, so long as the transactions contemplated and set forth in Section 2 is not terminated. The Company hereby irrevocably waives, and releases the each of the Managers, each affiliate of the Managers within the meaning of Rule 405 under the Act, and such Managers’ and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Manager within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from, any claims for losses, damages or liabilities arising out of the information, materials or data supplied by the Managers to the Company solely in order to facilitate the Company’s preparation of the necessary filings, publications or issuances of any documents, announcements, circulars, notices and periodic returns in connection with the results of the transactions contemplated under this Agreement in compliance with the Listing Rules.

4.          (a)       The Company represents and agrees that, without the prior consent of the Managers, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each of the Managers represents and agrees that, without the prior consent of the Company and the Managers, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Managers is listed on Schedule II (a) hereto;

(b)        The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c)        The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Managers and, if requested by the Managers, will prepare and furnish without charge to each Manager an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)        The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Managers with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Managers that are listed on Schedule II(b) hereto; and the Company reconfirms that the Managers have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)        Each of the Managers represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Manager reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

5.         The Company covenants and agrees with each of the Managers that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the ADSs and Ordinary Shares represented thereby under the Act and all other fees or expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, Disclosure Package, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers and dealers; (ii) all costs and expenses related to the transfer and delivery of the ADSs to and by the Managers, including any transfer or other taxes payable thereon; (iii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, the Deposit Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iv) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(A)(b) hereof, including the fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky survey; and (v) the filing fees incident to any required review by the FINRA of the terms of the sale of the ADSs; (b) the Company will pay or cause to be paid: (i) the cost of preparing share certificates, if applicable; (ii) the cost and charges of any transfer agent, registrar or depositary; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Notwithstanding the foregoing, the Managers agree, on a pro rata basis in accordance with their respective shares of the Selling Commission as agreed with the Company, to reimburse the Company, in manners to be mutually agreed by the Company and the Managers, for certain of the Company’s documented expenses incurred in connection with the offering and sale of the ADSs as contemplated under this Agreement in an aggregate amount up to US$1,500,000. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, the Managers will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

6.         The several obligations of the Managers hereunder and under any Transaction Notice are subject to the accuracy of the representations and warranties of the Company herein, on the date hereof, as of each Applicable Time, as of the day of any executed Transaction Notice and as of each Settlement Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof, the ADS Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Davis Polk & Wardwell LLP, U.S. counsel for the Managers, shall have furnished to you their written opinion and negative assurance letter, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)       Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to you their written opinions and negative assurance letter, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you;

(d)       Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, shall have furnished to you their written opinion, dated on the first Settlement Date and each Bring-Down Date, in form and substance satisfactory to you.

(e)       Han Kun Law Offices, PRC counsel for the Company, shall have furnished to you their written opinion, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you;

(f)       King & Wood Mallesons, PRC counsel for the Managers, shall have furnished to you their written opinion, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you;

(g)      Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, shall have furnished to you their written opinion, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you;

(h)       White & Case LLP, counsel for the Depository, shall have furnished to you their written opinion, dated on the date of this Agreement and each Bring-Down Date, in form and substance satisfactory to you;

(i)       On the date of this Agreement and each Bring-Down Date, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to you a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Managers with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the date of this Agreement and each Bring-Down Date shall use a “cut-off date” not earlier than three business days prior to the respective dates of delivery thereof;

(j)       Neither the Company nor any of the Controlled Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth, incorporated by reference or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there shall not have been any change in the issued shares or long-term debt of the Company or any of the Controlled Entities or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Controlled Entities, taken as a whole, except as set forth, incorporated by reference or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Registration Statement, the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(k)          There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Nasdaq Global Select Market or the HK Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market or the HK Exchange; (iii) a general moratorium on commercial banking activities declared by the United States Federal, New York State or the PRC authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the PRC or the declaration by the United States or the PRC of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the PRC, Hong Kong or the Cayman Islands or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus;

(l)       The ADSs to be sold at each Settlement Date shall have been duly listed, subject to official notice of issuance, on the Nasdaq Global Select Market;

(m)     The Company shall have furnished or caused to be furnished to you on the date of this Agreement and each Bring-Down Date certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such date, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section 6;

(n)     On the date of this Agreement and each Bring-Down Date, the Chief Financial Officer of the Company shall have furnished to the Managers an officer’s certificate, dated the date of delivery thereof, in form and substance satisfactory to the Managers to the effect that certain operating data and financial figures contained or incorporated by reference in the Registration Statement and the Prospectus, have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and accurate set forth in;

(o)     The Company and the Depositary shall have executed and delivered to the Managers the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the date of this Agreement and each Bring-Down Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement;

(p)     At the date of this Agreement and each Bring-Down Date, the Managers shall have received a certificate of the Depositary, in form and substance satisfactory to the Managers, executed by one of its authorized officers with respect to the deposit with it of the ADSs against issuance of the ADSs to be delivered by the Company, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Managers may reasonably request;

(q)     On or prior to the Settlement Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC;

(r)      On the date of this Agreement and each Bring-Down Date, the Managers and counsel for the Managers shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement the Prospectus and the HK Listing Document, issuance, sale and listing of the Ordinary Shares or ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained;

(s)      On the date of this Agreement and each Bring-down Date, the grant by the HK Exchange of the listing of, and permission to deal in, the Class A Ordinary Shares underlying the ADSs to be sold by the Managers shall have be effective and has not been subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld before each of such dates.

7.       (a)       The Company will indemnify and hold harmless the Managers, each affiliate of the Managers within the meaning of Rule 405 under the Act, and such Managers’ and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Manager within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the HK Listing Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Managers for any legal or other expenses reasonably incurred by such Managers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or the HK Listing Document, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Manager Information (as defined in Section 7(b) of this Agreement).

(b)     Each Manager, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement or the HK Listing Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made or incorporated by reference in the Registration Statement, the Prospectus, or the HK Listing Document, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with the Manager Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Manager and an applicable document, “Manager Information” shall mean the written information furnished to the Company by such Manager expressly for use therein; it being understood and agreed upon that the only such information furnished by any Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the name and address of the Manager under the caption “Plan of Distribution” and in the Listing Document.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 7. In case any such action shall be instituted involving any indemnified party and it shall notify the indemnifying party of the commencement thereof in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such action and shall pay the fees and disbursements of such counsel related to such action. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any action effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Managers, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Managers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Managers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs sold by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers; obligations in this subsection (d) to contribute are several in proportion to their respective obligations and not joint.

(e)     The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Manager and each person, if any, who controls any Manager within the meaning of the Act and each broker-dealer or other affiliate of any Manager; and the obligations of the Managers under this Section 7 shall be in addition to any liability which the Managers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.       The respective indemnities, agreements, representations, warranties and other statements of the Company and the Managers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Managers or any controlling person of the Managers, or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the ADSs.

9.       (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the ADSs have been sold through the Managers for the Company, then Sections 3 and 4 shall remain in full force and effect in respect of such ADSs, (ii) with respect to any pending sale, through each Manager for the Company, the obligations of the Company, including in respect of compensation and expenses of the Managers under Section 5, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 9, 10, 11, 12, 14, 15, 16, 17, 18, 19, 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)	Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its obligations under this Agreement relating to the solicitation of offers to purchase the ADSs in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 9, 10, 11, 12, 14, 15, 16, 17, 18, 19, 21 of this Agreement shall remain in full force and effect notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 9(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(c)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or 9(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7 and Section 8 shall remain in full force and effect.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the ADSs, such sale shall settle in accordance with Section 2(j) of this Agreement.

10.     This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Managers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Managers or such Managers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Managers in connection with this Agreement or the offering contemplated hereunder, but the Company shall then be under no further liability to any Manager except as provided in Sections 5 and 7 hereof.

11.     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Managers shall be delivered or sent by mail, confirmed email or facsimile transmission to Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queens Road Central, Hong Kong, Attention: Equity Capital Markets, to UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, U.S.A., Attention: Prospectus Department, and to Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, U.S.A. Attention: Syndicate Registration, and to China International Capital Corporation Hong Kong Securities Limited, at 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, Attention: Investment Banking Department; if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Manager pursuant to Section 7(c) hereof shall be delivered or sent by mail, confirmed email or facsimile transmission to such Manager at its address set forth in its Manager’s Questionnaire or confirmed email constituting such Questionnaire, which address will be supplied to the Company by you on request.

12.     This Agreement shall be binding upon, and inure solely to the benefit of, the Managers, the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and each person who controls the Company or any Manager, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

13.     Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14.     The Company acknowledge and agree that (i) the offering of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Managers, on the other, (ii) in connection with the purchase and sale of the Company’s securities, each of the Managers is acting solely as a sales agent, and not as a fiduciary of the Company, (iii) no Manager has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. The Company agrees that it will not claim that the Managers have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Managers, or any of them, with respect to the subject matter hereof.

16.     This Agreement and any transaction contemplated by this Agreement or any Transaction Notice, and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Manager or by any person who controls any Manager arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Manager or by any person who controls any Manager, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, respectively.

17.     The Company and each of the Managers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.     Notwithstanding anything herein to the contrary, the Company are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Managers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20.     Recognition of the U.S. Special Resolution Regimes.

(a)     In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)     In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)     As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21.     The obligation of the Company pursuant to this Agreement or any Transaction Notice in respect of any sum due to any Manager shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Manager of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Manager may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Manager hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Manager against such loss. If the United States dollars so purchased are greater than the sum originally due to such Manager hereunder, such Manager agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Manager hereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Managers plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Managers and the Company.

Very truly yours,

Li Auto Inc.

By:	/s/ Tie Li
	Name:	Tie Li
	Title:	Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof

Goldman Sachs (Asia) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Jung Min
Name: Jung Min
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof

UBS Securities LLC

By:	/s/ Jasneeraj Dhanoa
Name: Jasneeraj Dhanoa
Title: Executive Director

By:	/s/ Evan Murphy
Name: Evan Murphy
Title: Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof

Barclays Capital Inc.

By:	/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

Accepted as of the date hereof

China International Capital Corporation Hong Kong Securities Limited

By:	/s/ Shi Qi
Name: Shi Qi
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

List of Controlled Entities

Subsidiaries:

1.	Leading Ideal HK Limited

2.	Beijing Co Wheels Technology Co., Ltd.

3.	Beijing Leading Automobile Sales Co., Ltd.

4.	Chongqing Lixiang Automobile Co., Ltd.

Consolidated Variable Interest Entities:

1.	Beijing CHJ Information Technology Co., Ltd.

2.	Beijing Xindian Transport Information Co., Ltd.

Subsidiaries of Consolidated Variable Interest Entities:

1.	Beijing Chelixing Information Technology Co., Ltd.

2.	Jiangsu Xindian Interactive Sales and Services Co., Ltd.

3.	Jiangsu CHJ Automobile Co., Ltd.

4.	Lixiang Zhizao Automobile Sales Service (Beijing) Co., Ltd.

5.	Lixiang Zhixing Automobile Sales Service (Shanghai) Co., Ltd.

6.	Lixiang Zhizao Automobile Sales Service (Chengdu) Co., Ltd.

I-1

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Disclosure Package

None

(b)	Written Testing-the-Waters Communications:

None

II-1

EXHIBIT A

FORM OF TRANSACTION NOTICE

_______________, 20[      ]

TRANSACTION NOTICE

This notice (the “Notice”) sets forth the terms of the agreement of Goldman Sachs (Asia) L.L.C. / UBS Securities LLC / Barclays Capital Inc. / China International Capital Corporation Hong Kong Securities Limited (the “Manager”) with Li Auto Inc., an exempted company incorporated in the Cayman Islands (the “Company”), for the Company to sell ADSs through the Manager, acting solely as sales agent, on the following terms, pursuant to the Equity Distribution Agreement, dated [●], 2022, between the Company and the Manager (the “Distribution Agreement”):

The Manager will act for the Company to sell up to $[●] of ADSs on the date(s) below. The Manager may execute sales via either high touch channels or via an algorithmic approach solely at the Manager’s discretion.

Date(s) on which ADSs may be sold:

Lowest price at which ADSs may be sold or formula pursuant to which such lowest price shall be determined (each, a “Floor Price”):

Maximum number / percentage of daily trading volume of ADSs to be sold, depending on price range:

Other terms:

The Company confirms it is not in possession of material non-public information, and the company will promptly cancel these ATM instructions if it comes into possession of material non-public information. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The agency transaction set forth in this Notice shall not be binding on the Company or the Manager unless and until the Manager sends an email confirming acceptance of this Notice in accordance with the terms set forth in the Distribution Agreement; provided, however, that neither the Company nor the Manager will be bound by the terms of this Notice if the Manager delivers its acceptance hereto after a.m./p.m. (New York City time) on [the date hereof /                      , 20     ].

This agency transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, agreements, covenants and other terms and conditions of the Distribution Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations, warranties and agreements set forth in the Distribution Agreement shall be deemed to have been made as of the date of the Manager’s acceptance hereto and on any Applicable Time and Settlement Date relating to the agency transaction set forth in this Notice.

A-1

If the foregoing conforms to your understanding of our agreement, please so indicate by providing your acceptance hereto in the manner contemplated by the Distribution Agreement.

Very truly yours,

[·]

By:
Name:
Title:

Accepted and agreed as of the date first above written:

Li Auto Inc.

By:
Name:
Title:

A-2